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                                                                                                         Exhibit 11
                    COMSAT CORPORATION AND SUBSIDIARIES
                     Computation of Earnings Per Share



                                            Three Months Ended September 30,   Nine Months Ended September 30,
                                            -----------------------------     ----------------------------------
In thousands, except per share amounts          1997             1996                   1997            1996
----------------------------------------------------------------------------------------------------------------

PRIMARY
Earnings (loss):
     Income from continuing operations      $      9,395      $    8,208            $    26,592      $   27,682
     Loss from discontinued operations           (30,207)         (3,171)               (59,068)         (7,536)
     Extraordinary loss                                -               -                 (3,946)              -
                                            -------------     -----------           ------------     -----------
     Net income (loss)                      $    (20,812)     $    5,037            $   (36,422)     $   20,146
                                            =============     ===========           ============     ===========

Shares:
     Weighted average number of
     common shares outstanding                    49,482          48,511                 49,194          48,227
     Add shares issuable from assumed
         exercise of options                       1,104             611                    757             777
                                            -------------     -----------           ------------     -----------
     Weighted average shares                      50,586          49,122                 49,951          49,004
                                            =============     ===========           ============     ===========

Primary earnings (loss) per share:
     Income from continuing operations      $       0.19      $     0.16            $      0.53      $     0.56
     Loss from discontinued operations             (0.60)          (0.06)                 (1.18)          (0.15)
     Extraordinary loss                                -               -                  (0.08)              -
                                            -------------     -----------           ------------     -----------
     Net income (loss)                      $      (0.41)     $     0.10            $     (0.73)     $     0.41
                                            =============     ===========           ============     ===========

ASSUMING FULL DILUTION
Earnings (loss):
     Income from continuing operations      $      9,395      $    8,208            $    26,592      $   27,682
     Loss from discontinued operations           (30,207)         (3,171)               (59,068)         (7,536)
     Extraordinary loss                                -               -                 (3,946)              -
                                            -------------     -----------           ------------     -----------
     Net income (loss)                      $    (20,812)     $    5,037            $   (36,422)     $   20,146
                                            =============     ===========           ============     ===========

Shares:
     Weighted average number of
     common shares outstanding                    49,482          48,511                 49,194          48,227
     Add shares issuable from assumed
         exercise of options                       1,258             612                  1,461             875
                                            -------------     -----------           ------------     -----------
     Weighted average shares                      50,740          49,123                 50,655          49,102
                                            =============     ===========           ============     ===========

Fully diluted earnings (loss) per share:
     Income from continuing operations      $       0.19      $     0.16            $      0.53      $     0.56
     Loss from discontinued operations             (0.60)          (0.06)                 (1.17)          (0.15)
     Extraordinary loss                                -               -                  (0.08)              -
                                            -------------     -----------           ------------     -----------
     Net income (loss)                      $      (0.41)     $     0.10            $     (0.72)     $     0.41
                                            =============     ===========           ============     ===========


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